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Exhibit (a)(1)(A)

Evolving Systems, Inc.
9777 Mt. Pyramid Ct.
Englewood, Colorado 80112
(303) 802-1000

OFFER TO EXCHANGE
OUTSTANDING OPTIONS
TO PURCHASE COMMON STOCK
September 4, 2002

EVOLVING SYSTEMS, INC.

OFFER TO EXCHANGE OUTSTANDING OPTIONS

THE OFFER TO EXCHANGE (the "Offer") EXPIRES AT 12:00 MIDNIGHT, U.S. MOUNTAIN DAYLIGHT TIME,
ON OCTOBER 2, 2002, UNLESS WE EXTEND THE OFFER

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS RELATING TO EVOLVING SYSTEMS' AMENDED AND RESTATED STOCK OPTION PLAN COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

        We are offering our employees, including our executive officers, the opportunity to exchange all outstanding options to purchase shares of our common stock (Eligible Option Grants) for replacement options to purchase shares of our common stock (Replacement Options) (Offer). If you wish to accept this Offer, you must complete an Election Form agreeing to exchange your Eligible Option Grants for Replacement Options. In addition, if you wish to accept this Offer, you must exchange all of your options that were granted in the six-month period prior to the date on which this Offer is first provided to you (the Commencement Date). This Offer is currently expected to expire at 12:00 midnight, U.S. Mountain Daylight Time, on October 2, 2002, unless we extend the Offer to a later date (the Expiration Date). In other words:

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  You may exchange one or more of your outstanding options. Your election to exchange one or more of your outstanding options is entirely voluntary and may not be withdrawn or changed after October 2, 2002 (or any later Expiration Date).

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  If you elect to exchange any of your outstanding options, then you must also exchange all of your options that have been granted since March 4, 2002.

        Any options granted in the six-month period prior to the Commencement Date that are cancelled due to your participation in the Offer will be replaced by the same number of Replacement Options, subject to the conditions set forth below in this Offer.

        Subject to the terms and conditions of this Offer, we will grant the Replacement Options no earlier than the date that is six months and one day after the date we cancel the options accepted for exchange, provided that if our common stock is publicly traded on the Nasdaq or any Subsequent Market (as defined in the Glossary) and there are no reported sales of our common stock on such date, then the Replacement Option Grant Date will be the next day on which there is a reported sale (Replacement Option Grant Date). The Offer is currently scheduled to expire at 12:00 Midnight on October 2, 2002 (the "Expiration Date") and we expect to cancel options on October 2, 2002, or as soon as possible thereafter (the "Cancellation Date"). The Offer commenced on September 4, 2002 (the "Commencement Date"). Each Replacement Option will have an exercise price equal to the greater of (a) the Fair Market Value of our common stock on the Replacement Option Grant Date or (b) One Dollar ($1.00). The Fair Market Value will be (i) the closing price of our common stock as reported on Nasdaq or any other securities market that reports daily the closing selling price per share of our common stock or (ii) if our common stock is not publicly traded, the value of our common stock as determined in good faith by our Board of Directors on the Replacement Option Grant Date. The number of shares subject to each Replacement Option will equal the number of shares subject to each Eligible Option Grant you exchange, subject to adjustment.

        We are making this Offer upon the terms, and subject to the conditions, described in this Offer to Exchange (and the attachments hereto) and in the related cover letter and attached Summary Term Sheet and Questions and Answers (which together, as they may be amended from time to time, constitute the Offer). Without limiting the preceding sentence, this Offer is subject to the conditions that we describe in Section 6 of the Offer to Exchange.

        ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR ELIGIBLE OPTION GRANTS FOR EXCHANGE. YOU MUST EVALUATE THE RISKS ASSOCIATED WITH THE OFFER AND MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTION GRANTS.

        Shares of our common stock are quoted on the Nasdaq SmallCap Market under the symbol "EVOL." On August 29, 2002 the closing price of our common stock as reported on the Nasdaq SmallCap Market was $0.30 per share. We recommend that you obtain current market quotations for our common stock, as well as evaluate other factors, before deciding whether to elect to exchange your Eligible Option Grants.

        If you have any questions regarding the Offer, please consult the Summary Term Sheet and Questions and Answers. If the Summary Term Sheet or the Questions and Answers do not answer your questions, or if you need assistance completing the related documentation, please contact Anita T. Moseley at atm@evolving.com or at (303) 802-2599 or Karen Heath at kheath@evolving.com or at (303) 802-2594.

        We are not making this Offer to, and we will not accept any tender of options from or on behalf of, option holders in any jurisdiction in which the Offer or the acceptance of any tender of options would not be in compliance with the laws, rules, regulations or policies of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make this Offer to option holders in any of these jurisdictions.

        THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (SEC), OR ANY STATE SECURITIES COMMISSION, OR OTHER SIMILAR FOREIGN SECURITIES REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION, OR OTHER SIMILAR FOREIGN SECURITIES REGULATORY AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IMPORTANT

        This Offer is not conditioned on a minimum number of options being tendered. Your election to exchange one or more of your Eligible Option Grants is voluntary. If you decide to participate in this Offer, you must complete the Election Form contained in the packet sent to you and deliver it in accordance with its instructions before 12:00 midnight, U.S. Mountain Daylight Time, on October 2, 2002, or if we extend the Offer such later Expiration Date. If you do not deliver the Election Form by the stated time on the Expiration Date, we will consider that as your rejection of the Offer. We must actually receive the Election Form by the stated time. No late deliveries will be accepted. Please also note that, even if you deliver your Election Form on time, in order to preserve the status of options that are not exchanged pursuant to the Offer as incentive stock options, we retain the right to choose whether to accept your Eligible Option Grants for exchange. Accordingly, your Eligible Option Grants (and the related stock option agreements) will be automatically cancelled if, and only if, we accept your Eligible Option Grants for exchange. Nevertheless, we intend to accept promptly after the Expiration Date all Eligible Option Grants that are properly submitted to be exchanged and have not been validly withdrawn.

        We cannot guarantee that the Replacement Options will have a lower exercise price than the Eligible Option Grants. However, our Board of Directors believes that the Offer may create a better chance for some participants to obtain value from their options and our stock option program in the short term. The Board of Directors recognizes that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors. You should consult your personal advisors if you have questions about your financial and/or tax situation. The information about this Offer is limited to this document, the attached Summary Term Sheet and Questions and Answers and the Tender Offer Statement on Schedule T/O.

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTION GRANTS OTHER THAN AS SET FORTH IN THIS OFFER TO EXCHANGE. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE ATTACHED SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS AND THE TENDER OFFER STATEMENT ON SCHEDULE T/O. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

GLOSSARY

        Commencement Date means September 4, 2002, or such later date that we first provide our employees the opportunity to participate in this Offer and the means to exchange Eligible Option Grants.

        Company Option Plan means our Amended and Restated Stock Option Plan.

        Eligible Option Grants means all outstanding options to purchase shares of our common stock. If you do exchange outstanding options, then the options granted in the six-month period prior to the Commencement Date must also be exchanged, even if those shares were granted at an exercise price below $1.00 per share, the minimum exercise price for the Replacement Options. These options are also included in the definition of Eligible Option Grants.

        Employed and employment includes services to us as an employee.

        Expiration Date means the time that this Offer will expire, which is currently set to be at 12:00 midnight, U.S. Mountain Daylight Time, on October 2, 2002, unless we extend the Offer to a later date.

        Fair Market Value means (i) the closing price of our common stock as reported on the Nasdaq SmallCap Market or any Subsequent Market or (ii) if our common stock is not publicly traded, the value of our common stock as determined in good faith by our Board of Directors on the Replacement Option Grant Date.

        Minimum Exercise Price for Replacement Options shall be $1.00 per share.

        Nasdaq means The Nasdaq Stock Market, Inc.'s National Market or, if the Company trades on The Nasdaq Small Cap Market, then the Small Cap Market.

        Offer means the offer to exchange Eligible Option Grants for Replacement Options.

        Replacement Grant Plan means our Amended and Restated Stock Option Plan. All Replacement Options will be issued under the Replacement Grant Plan.

        Replacement Options means options to purchase shares of our common stock that will be issued in exchange for the Eligible Option Grants.

        Replacement Option Grant Date means the date that is six months and one day after the Expiration Date. For example, assuming that October 2, 2002 is the Expiration Date, the Replacement Option Grant Date will be April 3, 2003. If our common stock is publicly traded on the Nasdaq or a Subsequent Market and no sales of our common stock are reported on the date that is six months and one day after the Expiration Date, then the Replacement Option Grant Date shall be the next day on which there is a reported sale.

        SEC means the United States Securities and Exchange Commission.

        Schedule T/O means the Tender Offer Statement filed by us with the SEC in connection with this Offer to Exchange, including any amendments thereto.

        Subject to adjustment means that the number of shares to be granted under your Replacement Options will be changed to give effect to any stock splits, stock dividends, recapitalizations or similar transaction that may occur between the Expiration Date and the Replacement Option Grant Date.

        Subsequent Market means the OTC Bulletin Board, or any other securities market that reports daily the closing selling price per share of our common stock.

SUMMARY TERM SHEET

        The following is a summary of the material terms of this Offer. We urge you to read carefully the remainder of this Offer to Exchange, the Questions and Answers and the Schedule TO-I, because the information in this summary is not complete and additional important information is contained in the remainder of this Offer to Exchange and the Schedule TO-I and the accompanying documents. We have included cross-references to the relevant sections of this Offer to Exchange where you can find a more complete description of the topics discussed in this summary.

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  Offer. We are offering our employees, including our executive officers, the opportunity to exchange Eligible Option Grants for Replacement Options. Eligible Option Grants are all outstanding options. (See Section 1)

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  Voluntary Participation; Exchange. Your participation in this Offer is voluntary. You may exchange one or more of your Eligible Option Grants, but if you elect to exchange any Eligible Option Grant, you also must exchange all other options granted to you during the six-month period prior to the Commencement Date, even if the exercise price of those options is less than the Minimum Exercise Price ($1.00 per share). These options are also referred to as Eligible Option Grants. (See Section 1)

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  Replacement Options.

      Number of Shares. The number of shares subject to the Replacement Options will equal the number of shares subject to the Eligible Option Grants exchanged, subject to adjustment. (See Section 8)

      Term. Each Replacement Option will have the same term as, and expire no later than, the cancelled Eligible Option Grant that it replaced. For example, if you elect to cancel an Eligible Option Grant which, by its terms, would have expired no later than January 1, 2008, then your Replacement Option will also expire no later than January 1, 2008. (See Section 8)

      Vesting and Exercisability. Six (6) months will be added to the vesting schedule of the Eligible Option Grants for the relevant Replacement Options; that is, you will receive vesting credit under each Replacement Option equal to the vesting under the corresponding Eligible Option Grant that is exchanged, but vesting will be delayed by six months. For example, if you elect to cancel an Eligible Option Grant that will be vested on the Replacement Option Grant Date (April 3, 2003), then the Replacement Options for that option grant will vest 6 months after the Replacement Option Grant Date (October 3, 2003). If you elect to cancel an Eligible Option Grant that will not be vested until after the Replacement Option Grant date (for example, a grant that will be vested on July 1, 2003), then six (6) months will be added to the vesting schedule for that option grant (for example, the options that would have vested on July 1, 2003, will now vest on January 1, 2004).

      Exercise Price. The Replacement Options will have an exercise price equal to the greater of One Dollar ($1.00) or the Fair Market Value of our common stock on the Replacement Option Grant Date. (See Sections 5 and 8)

      Incentive Stock Options. For employees residing in the United States, the Replacement Options will be treated as incentive stock options to the maximum extent permitted by U.S. tax law. (See Section 12)

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  Timing. We commenced this Offer on September 4, 2002. The Expiration Date of this Offer is currently October 2, 2002, but we may extend this Offer to a later date. The Replacement Option Grant Date will be April 3, 2003, or a later date if this Offer is extended, provided that if our common stock is publicly traded on the Nasdaq or any Subsequent Market and there are no reported sales of our common stock on such date, then the Replacement Option Grant Date will be the next day following such date on which there is a reported sale. (See Section 1)

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  Eligibility. If for any reason you are not employed by us on October 2, 2002, you will not be eligible to participate in this Offer. If you are employed by us on October 2, 2002, but you do not continue to be employed by us through the Replacement Option Grant Date (April 3, 2003), you will not be eligible to receive Replacement Options and your cancelled options will not be reinstated.

          Eligible Option Grants held by our executive officers may be exchanged in this Offer. (See Sections 8 and 9)

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  Election. To make your election to accept this Offer, you must deliver an Election Form to us before 12:00 midnight, U.S. Mountain Daylight Time, on October 2, 2002 in accordance with the procedures described in this Offer to Exchange. We must actually have your Election Form on October 2, 2002. No late deliveries will be accepted. You may change or withdraw your election at any time prior to 12:00 midnight, U.S. Mountain Daylight Time, on October 2, 2002 by following similar procedures. You may not withdraw or change your election after the stated time on the Expiration Date. This is a one-time offer, and we will not accept late tenders of options under any circumstances. We reserve the right to reject any or all tenders that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate and amend the offer, we presently expect that promptly after the expiration of the Offer, we will accept all properly tendered options. (See Sections 3 and 4)

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  Conditions to this Offer. This Offer is subject to a number of conditions. If any of the conditions to which this Offer is subject occur, we may terminate or amend this Offer, or we may postpone or forego our acceptance of any Eligible Option Grants for exchange. (See Section 6)

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  Trading Price for Our Common Stock. Shares of our common stock are currently traded on Nasdaq SmallCap Market under the symbol "EVOL." We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Option Grants. We cannot guarantee that the Replacement Options will have a lower exercise price than the Eligible Option Grants. (See Section 7)

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  U.S. Federal Tax Consequences. If you are an employee residing in the United States, you will not be subject to any current U.S. income tax if you elect to exchange your Eligible Option Grants for Replacement Options. The grant of Replacement Options will not result in the recognition of taxable income, and the Replacement Options will qualify as incentive stock options to the maximum extent permitted by U.S. tax law. (See Section 12) If you are an employee residing outside the United States, please see Schedule B for more details on the tax consequences of the exchange of your Eligible Option Grants for Replacement Options.

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  Extended Vesting. This is intended to balance the interests of the eligible persons and our stockholders. Eligible persons are being offered an opportunity to exchange old options with high exercise prices for new options with exercise prices equal to the greater of One Dollar ($1.00) or the fair market value of our common stock at the time of grant. The extended vesting provides the company and stockholders with an additional employee retention incentive.

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  No Board Recommendation. The Board of Directors makes no recommendation regarding your decision to tender. Although our Board of Directors has approved the Offer, neither we nor our Board of Directors makes any recommendation as to whether you should tender or not tender your options. You must make an independent decision on whether or not to tender options. We strongly urge you to read "Certain Risks of Participating in the Offer" beginning on page 7 of this Offer. For questions regarding tax implications or other investment-related questions, you should talk to your own legal counsel, and financial and tax advisors.

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  Amendment and Termination. As long as we comply with applicable laws, we may amend or terminate this Offer in any way. We will notify you if we amend or terminate this Offer. We may be required to extend this Offer in the event we materially change the terms of this Offer. (See Section 13)

CERTAIN RISKS OF PARTICIPATING IN THE OFFER

        Participation in the Offer involves a number of potential risks, including those described below. This list and the risk factors under the heading entitled "Factors that might affect operating results" in Evolving Systems' quarterly report on Form 10-Q for the quarter ended June 30, 2002, as well as the "Risk Factors" section of the Evolving Systems' Annual Report on Form 10-K for the year ended December 31, 2001, highlight the material risks of participating in this Offer. In addition, we strongly urge you to read the sections in this Offer discussing tax consequences in the United States and outside the United States, as well as the rest of this Offer. Eligible participants should carefully consider these risks and are encouraged to speak with their financial and tax advisors before deciding to participate in the Offer.

ECONOMIC RISKS

        If our stock price increases after the date your tendered options are cancelled, including if Evolving Systems is acquired by or merges with another company, your cancelled options might have been worth more than the new options that you receive in exchange for them.

        We cannot predict the exercise price of new options. Because we will not grant the new options for at least six months and one day after the Cancellation Date, at the earliest, the new options may have a higher exercise price than some or all of your current options. The minimum exercise price is $1 per share.

        We may engage in transactions in the future with business partners or other companies which could significantly change our structure, ownership, organization or management or the make-up of our Board of Directors, and which could significantly affect the price of our shares. If we engage in such a transaction or transactions before the date we grant the new options, our shares could increase (or decrease) in value, and the exercise price of the new options could be higher (or lower) than the exercise price of options you elect to tender and that are cancelled by us in connection with this Offer.

        Evolving Systems' merger with or sale to another company could have substantial effects on our stock price, including potentially substantial appreciation in the price of our stock. Depending on the structure and terms of such a transaction, tendering option holders might be deprived of any further price appreciation in the stock associated with the new options. For example, if our common stock is acquired in a cash merger before the new options are granted, the fair market value of our common stock, and hence the price at which new options would be granted, could be at a price at or near the cash price being paid for our common stock in the transaction, yielding limited or no financial benefit to a recipient of the new options for that transaction.

        In addition, if Evolving Systems is acquired by another company for stock before the new options are granted, then any new stock options you receive would be for the purchase of the acquiring company's stock (as opposed to Evolving Systems') based on the exchange ratio in the acquisition, with an exercise price equal to the fair market value of the acquiring company's stock on the grant date of the new options, subject to you meeting the conditions for receiving the new options. If Evolving Systems is acquired by another company solely for cash, the treatment of the options would be similar to a stock acquisition, however the number of shares subject to the new options that you would receive would be based on the number of shares of the acquiring company's stock that you would have been able to purchase if you had received the cash paid to Evolving Systems' stockholders for all of the shares subject to your cancelled options. If Evolving Systems is acquired by another company whose stock is not publicly traded, then any new stock options granted by the private company would likely be exercisable for stock that is not publicly traded which would be difficult to sell. Option holders who do not tender their options in the Offer will have their outstanding options treated in accordance with the terms of the plan they are granted under, and if their options are assumed by a successor to our company, those options would be priced in accordance with the terms of that transaction. This could potentially result in a greater financial benefit for those option holders who decided not to participate in this Offer and who instead retain their original options.

        As outlined in Section 1 of this Offer, the exercise price of any new options granted to you in return for your tendered options will be the greater of One Dollar ($1.00) or the fair market value of the underlying shares on the date of grant. You will be at risk of any such increase in our share price before the grant date of the new options for these or any other reasons. There is also a risk that our shares will be trading below One Dollar ($1.00) on the date the new options are granted.

Participation in the Offer will make you ineligible to receive any new option grants until April 3, 2003, at the earliest.

        You are generally eligible to receive option grants at any time that the Board of Directors or a Committee appointed by the board chooses to make them. However, if you participate in the Offer, you will not be eligible to receive any additional option grants until April 3, 2003 at the earliest.

        If you are not employed by Evolving Systems for any reason on the date of grant of the new options, including as the result of a reduction-in-force or another company's acquisition of us, you will neither receive a new option nor have any of your cancelled options returned to you.

        Once your option is cancelled, it is gone forever. Accordingly, if you do not have an employment relationship with Evolving Systems (or one of our subsidiaries or a successor entity, as applicable) for any reason on the date of grant of the new options, you will not receive any new options or other consideration in exchange for your tendered options that have been accepted by us for exchange. This means that if you quit for any reason, die, or we terminate your employment, with or without cause or notice, and you are not an employee on the date we grant the new options, you will not receive anything for the options you tendered and we cancelled. This Offer is not a guarantee of employment for any period. Your employment with Evolving Systems (or one of our subsidiaries or a successor entity, as applicable) may be terminated at any time by either you or us, with or without cause or notice, subject to the laws of the country where you work and any employment you may have with Evolving Systems (or one of our subsidiaries or a successor entity, as applicable).

        If the economic conditions in our end-markets remain stagnant or worsen, the Company may undertake various additional measures to reduce its expenses including, but not limited to, a further reduction-in-force of its employees. Should your employment be terminated as part of any such reduction-in-force, you will not have the benefit of the cancelled option or any new option.

        If Evolving Systems is acquired by another company, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees prior to the grant of new options under this option exchange program. If you do not have an employment relationship with Evolving Systems (or one of our subsidiaries, or a successor entity, as applicable) due to our being acquired, or for any other reason on the date of grant of the new options, you will neither receive the new option, nor will you receive any other consideration for the options that were cancelled.

We will not grant new options to you if we are prohibited by applicable laws or regulations.

        Even if we accept your tendered options, we will not grant new options to you if we are prohibited by applicable laws, rules, regulations or policies from doing so. Such a prohibition could result from, among other things, changes in U.S. laws, foreign laws, SEC or other similar foreign regulatory authority's rules, regulations or policies or Nasdaq listing requirements or if you move to a jurisdiction in which we are prohibited or prevented from granting options.

BUSINESS-RELATED RISKS

Our Common Stock May Be Delisted From The Nasdaq SmallCap Market, Resulting In A Limited Public Market For Our Common Stock.

        On May 29, 2002 we received a notice from Nasdaq stating that our stock would be delisted from the Nasdaq National Market on August 27, 2002 as a result of our failure to meet the minimum bid price requirements for the Nasdaq National Market ($1.00). On July 30, 2002, we received a second notice from Nasdaq that our stock would be delisted from the Nasdaq National Market on October 28, 2002 because the Company's stock had not maintained a minimum market value of publicly held shares required by the Nasdaq National Market ($5,000,000). On August 28, 2002, trading in our common stock was transferred to the Nasdaq SmallCap Market. If we fail to maintain the qualification for our common stock to trade on the Nasdaq SmallCap Market, including the requirement that our common stock maintain a $1.00 minimum per share bid price or a minimum market value of publicly held shares of at least $5,000,000, our common stock will likely be delisted.

        We currently do not comply with the Nasdaq SmallCap Market's continued listing requirements because our common stock has failed to maintain a $1.00 minimum per share bid price and we do not have minimum market value of publicly held shares of at least $5,000,000. There can be no assurance that we will be able to achieve the continued listing requirements and maintain them for the necessary period for continued listing on the Nasdaq SmallCap Market.

        If our common stock is delisted from the Nasdaq SmallCap Market, trading, if any, would be conducted in the over-the-counter market in the OTC Bulletin Board, or in the so-called "pink sheets". Consequently, selling our common stock would be more difficult because smaller quantities of shares could be bought and sold, transactions could be delayed and security analysts' and news media's coverage of us may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of our common stock.

        In addition, if our common stock is delisted from the Nasdaq National Market, our common stock may become subject to the 'penny stock' regulations, including Rule 15g-9 under the Securities Exchange Act of 1934. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our common stock and affect the ability of holders to sell their shares of our common stock in the secondary market. In the event that our common stock becomes subject to the penny stock rules, the market liquidity for the shares would be adversely affected.

        For a description of other risks related to Evolving Systems' business, please see the discussion of risks associated with our business under the heading entitled "Factors that might affect operating results" in Evolving Systems' quarterly report on Form 10-Q for the quarter ended June 30, 2002, as well as the "Risk Factors" section of the Evolving Systems' Annual Report on Form 10-K for the year ended December 31, 2001.

TAX-RELATED RISKS FOR U.S. RESIDENTS

Your new option may be a nonstatutory stock option, whereas your cancelled option may have been an incentive stock option.

        If you are an eligible person residing in the United States who meets the conditions for receiving new options, your new option will be an incentive stock option, to the extent it qualifies under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). For options to qualify as incentive stock options, the value of shares subject to options that first become exercisable by the option holder in any calendar year cannot exceed $100,000, as determined using the option exercise price. By participating in this exchange, a portion of any new options you receive may exceed this limit and be treated as nonstatutory stock options. In general, nonstatutory stock options are less favorable to you from a tax perspective. All other eligible persons who meet the conditions for receiving new options will receive nonstatutory stock options.

Even if you elect not to participate in the option exchange program, your incentive stock options may be affected.

        You should note, if you are subject to the tax laws of the United States, that there is a risk that any of your incentive stock options that are eligible for exchange may be affected, even if you do not participate in the exchange. We believe that eligible options that you choose not to tender for exchange will not be subject to current U.S. federal income tax if you do not elect to participate in the option exchange program. We also believe that the option exchange program will not change the U.S. federal income tax treatment of subsequent grants and exercises of your incentive stock options (and sales of shares acquired upon exercises of such options) if you do not participate in this Offer.

        However, the IRS may characterize this Offer as a "modification" of those incentive stock options, even if you decline to participate. A successful assertion by the IRS of this position could extend the options' holding period to qualify for favorable tax treatment. In such case, if you dispose of your incentive stock option shares before the end of this longer holding period (which would be two years from the date the new options are granted and one year from exercise), your incentive stock option could be taxed as a nonstatutory stock option.

        In 1991, the IRS issued a private letter ruling in which another company's option exchange program was characterized as a "modification" of all of the incentive stock options that could be exchanged. This does not necessarily mean that our Offer will be viewed the same way. Private letter rulings given by the IRS contain the IRS opinion regarding only the specific facts presented by a specific person or company. The person or company receiving the letter may rely on it, but no other person or company may rely on the letter ruling, nor may they assume the same opinion would apply to their situation, even if the facts at issue are similar. While such letters do not provide certainty, they may indicate how the IRS will view a similar situation. We therefore do not know if the IRS will assert the position that our Offer constitutes a "modification" of incentive stock options eligible for tender.

        We recommend that you consult with your personal tax advisor before deciding whether or not to participate in the Offer with respect to the tax consequences relating to your specific circumstances.

THE OFFER

1.    ELIGIBILITY; NUMBER OF OPTIONS; EXPIRATION DATE.

        We are offering to exchange Replacement Options for Eligible Option Grants held by our employees, including our executive officers. Eligible Option Grants are all outstanding options that were granted under our Amended and Restated Stock Option Plan (Company Option Plan). As of September 4, 2002, an aggregate of 4,024,025 shares of our common stock were covered by options outstanding under our Amended and Restated Stock Option Plan, 2,630,749 of which shares were covered by Eligible Option Grants.

        Your participation in this Offer is voluntary. You may elect to exchange one or more of your Eligible Option Grants; but you may not exchange less than all shares subject to a particular Eligible Option Grant. However, if you elect to exchange any Eligible Option Grant, you must exchange all options granted to you in the six-month period prior to the Commencement Date, even if the exercise price of such options is less than the Minimum Exercise Price for the Replacement Options ($1.00 per share). For example, based on a Commencement Date of September 4, 2002, to participate in this Offer, you must exchange all of your options that were granted on or after March 4, 2002, even if the exercise price of some of those options is less than One Dollar ($1.00) per share. These options are also included in the definition of Eligible Option Grants. Our Offer is subject to the terms and conditions described in this Offer and the attached Summary Term Sheet and Questions and Answers. We will only accept Eligible Option Grants that are properly exchanged and not validly withdrawn in accordance with Section 5 of this Offer before the Offer expires on October 2, 2002.

        The Replacement Options will be granted on April 3, 2003 (or a later date if the Offer is extended) and will have an exercise price equal to the greater of One Dollar ($1.00) or the Fair Market Value of our common stock on the Replacement Option Grant Date. If, however, on the Replacement Option Grant Date you are on a leave of absence that is not protected by statute, then the Replacement Options will be granted on the date, if any, that you return to regular employment with us. The Fair Market Value will be the closing price of our common stock as reported on Nasdaq or any Subsequent Market, or, if our common stock is not publicly traded, the value of our common stock as determined in good faith by our Board of Directors on the Replacement Option Grant Date. The number of shares subject to your Replacement Options will equal the number of shares subject to each Eligible Option Grant that you exchange and any options granted in the six-month period prior to the Commencement Date that are cancelled because of your election to exchange Eligible Option Grants. The number of shares subject to the Replacement Options will be adjusted for any stock splits, stock dividends, recapitalizations or similar transactions that may occur between the Expiration Date and the Replacement Option Grant Date.

        IF, FOR ANY REASON (INCLUDING DEATH), YOU ARE NOT EMPLOYED BY US FROM THE EXPIRATION DATE THROUGH THE REPLACEMENT OPTION GRANT DATE, YOU WILL NOT RECEIVE ANY REPLACEMENT OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR ELIGIBLE OPTION GRANTS THAT HAVE BEEN EXCHANGED. IF YOUR EMPLOYMENT WITH US TERMINATES AFTER YOU TENDERED YOUR OPTIONS BUT PRIOR TO THE EXPIRATION DATE, YOU ARE NOT ELIGIBLE TO PARTICIPATE IN THE OFFER. PARTICIPATION IN THIS OFFER DOES NOT CONFER UPON YOU THE RIGHT TO REMAIN EMPLOYED BY US.

        IF YOU ARE AN EMPLOYEE RESIDING IN THE UNITED STATES, THEN YOUR EMPLOYMENT WITH US IS "AT WILL" AND MAY BE TERMINATED BY US OR BY YOU AT ANY TIME, INCLUDING PRIOR TO THE REPLACEMENT OPTION GRANT DATE, FOR ANY REASON, WITH OR WITHOUT CAUSE.

        All Replacement Options will be issued under our Amended and Restated Stock Option Plan (the Replacement Grant Plan), pursuant to replacement option agreements between you and us. For employees residing in the United States, all Replacement Options will be treated as incentive stock options under U.S. tax law to the maximum extent permitted by U.S. tax law.

        The Expiration Date of this Offer means 12:00 midnight, U.S. Mountain Daylight Time, on October 2, 2002, unless we, in our discretion, extend the Offer. If we extend the Offer, the term Expiration Date will refer to the latest time and date at which the Offer expires. See Section 13 for a description of our rights to extend, delay, terminate and amend the Offer.

        We will publish a notice if we decide to amend this Offer and take any of the following actions:

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  increase or decrease what we will give you in exchange for your Eligible Option Grants;

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  increase or decrease the number of Eligible Option Grants to be exchanged in the Offer; or

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  extend or terminate the Offer.

        If the Offer is scheduled to expire within ten business days from the date we notify you of such an increase or decrease, we intend to extend the Offer for a period of ten business days after the date the notice is published.

        We will also notify you of any other material change in the information contained in this Offer in the manner required by applicable law.

        A business day means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight.

2.    PURPOSE OF THE OFFER.

        Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. For this reason, we believe these options are not attractive as an incentive to retain and motivate employees, and are unlikely to be exercised in the foreseeable future. By making this Offer, we intend to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, and thereby create better incentives for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders.

        The Board of Directors has approved this Offer. We cannot guarantee that the Replacement Options will (i) have a lower exercise price than the Eligible Option Grants, or (ii) will have an exercise price equal to or lower than the Fair Market Value, and we make no representations as to our future stock price. However, the Board of Directors believes that the Offer may create a better chance for participating employees to obtain value from their options and our stock option program. The Board of Directors recognizes that the decision to accept or reject the Offer is an individual one that should be based on a variety of factors, and you should consult with your personal advisors if you have questions about your financial and/or tax situation.

        We regularly evaluate various strategic and business development opportunities, including licensing agreements, marketing arrangements, joint ventures, acquisitions and dispositions, including transactions that could result in a sale of the Company. We intend to continue to selectively pursue alliances and acquisitions that would allow us to gain access to new customers and technologies, penetrate new geographic markets and enter new product markets. We also intend to pursue opportunities to fill the two (2) vacant seats on our Board of Directors with individuals who can assist with these goals. Subject to the foregoing, and except as otherwise disclosed in this Offer (including in Section 15) or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

          (a)  any extraordinary corporate transaction, such as a merger, reorganization or liquidation;

          (b)  any purchase, sale or transfer of a material amount of our assets;

          (c)  any material change in our present dividend rate or policy, or our indebtedness or capitalization;

          (d)  any change in our management, including a change to the material terms of employment of any executive officer;

          (e)  any change in our present Board of Directors, including a change in the number or term of directors, except that we may fill the vacancies on the Board of Directors;

          (f)    any other material change in our corporate structure or business;

          (g)  our common stock not being authorized for quotation in an automated quotation system operated by a national securities association. We currently do not satisfy all of the Nasdaq SmallCap Market listing requirements and have been given until November 25, 2002 to satisfy these requirements. Nasdaq may grant us an additional 180 days to satisfy all of the listing requirements, but we cannot assure you that we will be able to do so in time, or that we will be able to continue meeting Nasdaq's requirements even if we are able to do so in the short-term;

          (h)  our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

          (i)    the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act;

          (j)    the acquisition by any person of any material amount of our securities or the disposition of any material amount of securities; or

          (k)  any change in our Certificate of Incorporation or Bylaws, or any actions which may impede the acquisition of control of us by any person.

        Neither we nor our Board of Directors makes any recommendation as to whether you should exchange your Eligible Option Grants, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this Offer and to consult your own legal, investment and/or tax advisors. You must make your own decision whether to exchange your Eligible Option Grants.

3.    PROCEDURES FOR TENDERING OPTIONS.

        Making Your Election.    To make your election to accept or reject this Offer, you must make your election and deliver the Election Form in accordance with its instructions before 12:00 midnight, U.S. Mountain Daylight Time, on the October 2, 2002. The Election Form is provided in the packet regarding the Offer. If you have misplaced your Election Form, please contact Karen Heath at kheath@evolving.com or at (303) 802-2594. You do not need to return your stock option agreements for your Eligible Option Grants to effectively elect to accept the Offer as they will be automatically cancelled if we accept your Eligible Option Grants for exchange. You will be required to return your stock option agreements only upon our request.

        The delivery of Election Forms, Notices of Withdrawal and any other required documents are at the sole risk of the option holder. Delivery will be accomplished only when documents are actually received by us. No late deliveries will be accepted.

        You may withdraw your tendered options at any time prior to the Expiration Date, in accordance with Section 4 of this Offer. The delivery of all documents, including Election Forms, any Notices to Withdraw from the Offer and any other required documents, is at your risk. In all cases, you should allow sufficient time to ensure timely delivery. If you provide us with an e-mail address, we intend to confirm receipt of your Election Form and any Notice to Withdraw from the Offer via e-mail within two business days of receipt. If you do not receive confirmation of receipt, it is your responsibility to ensure that we have received your Election Form and any Notice to Withdraw from the Offer.

        Determination of Validity; Rejection of Eligible Option Grants; Waiver of Defects; No Obligation to Give Notice of Defects.    We will determine, in our discretion, all questions as to the number of shares subject to Eligible Option Grants and the validity, form, eligibility (including time of receipt) and acceptance of Election Forms. Neither we nor any other person is obligated to give notice of any defects or irregularities in any Election Form or otherwise in the exchange of any Eligible Option Grants, and no one will be liable for failing to give such notice. Our determination of these matters will be final and binding on all parties. We may reject any or all Election Forms or Eligible Option Grants that are exchanged to the extent that we determine they were not properly executed or delivered or to the extent that we determine it is unlawful to accept the Eligible Option Grants that are exchanged. Additionally, in order to preserve the status of options that are not exchanged pursuant to the Offer as incentive stock options, we retain the right to choose whether or not to accept your Eligible Option Grants for exchange. Accordingly, your Eligible Option Grants (and the related stock option agreements) will be automatically cancelled if, and only if, we accept your Eligible Option Grants for exchange, provided that such Eligible Option Grants are properly and timely exchanged and are not validly withdrawn. Nevertheless, we intend to accept promptly after October 2, 2002 all Eligible Option Grants that are properly submitted to be exchanged and have not been validly withdrawn. We may waive any of the conditions of the Offer or any defect or irregularity in any Election Form with respect to any particular Eligible Option Grants or any particular option holder. No Eligible Option Grants will be accepted for exchange until all defects or irregularities have been cured to our satisfaction by the option holder exchanging the Eligible Option Grants, or waived by us, prior to October 2, 2002.

        Our Acceptance Constitutes an Agreement.    If you elect to exchange your Eligible Option Grants and you exchange your Eligible Option Grants according to the procedures described above, you will have accepted the Offer. Our acceptance of Eligible Option Grants that are properly exchanged will form a binding agreement between us and you on the terms and subject to the conditions of this Offer.

        Subject to our rights to extend, terminate and amend the Offer, we currently expect that we will accept on the Expiration Date of the Offer all Eligible Option Grants for which an Election Form has properly been delivered and which has not thereafter been validly withdrawn.

4.    CHANGE IN ELECTION.

        You may only change your election by following the procedures described in this Section 4. You may change your election at any time before 12:00 midnight, U.S. Mountain Daylight Time, on the Expiration Date.

        To change your election, you must either deliver a Notice of Withdrawal or re-deliver an Election Form, each in accordance with its instructions, before 12:00 midnight, U.S. Mountain Daylight Time, on the Expiration Date. Each of these documents is provided in the packet regarding the Offer. If you have misplaced any of the items provided in the packet, please contact Karen Heath at kheath@evolving.com or at (303) 802-2594. The last Notice of Withdrawal or Election Form delivered by you prior to 12:00 midnight, U.S. Mountain Daylight Time, on the Expiration Date will be treated by us as your final election with respect to the Offer.

        The delivery of Election Forms, Notices of Withdrawal and any other required documents are at the sole risk of the option holder. Delivery will be made only when we actually receive the documents. No late deliveries will be accepted.

5.    ACCEPTANCE OF ELIGIBLE OPTION GRANTS FOR EXCHANGE AND CANCELLATION AND ISSUANCE OF REPLACEMENT OPTIONS.

        We have the right to accept or reject any Eligible Option Grant for exchange in our sole discretion. However, on the terms and subject to the conditions of this Offer, we currently expect that on October 2, 2002 we will accept Eligible Option Grants for exchange and cancel all Eligible Option Grants properly exchanged and not validly withdrawn before October 2, 2002 in accordance with this Offer. The Replacement Options will be granted on April 3, 2003, or at a later date if the Offer is extended, with vesting of the Replacement Options carrying over from each respective Eligible Option Grant that is exchanged. If, however, on the Replacement Option Grant Date you are on a leave of absence that is not protected by statute, then the Replacement Options will be granted on the date, if any, that you return to regular employment with us.

        The number of shares subject to your Replacement Option will equal the number of shares subject to each Eligible Option Grant that you exchange plus any options granted in the six-month period prior to the Commencement Date that are cancelled because of your election to exchange Eligible Option Grants. The number of shares subject to the Replacement Options will be adjusted for any stock splits, stock dividends, recapitalizations or similar transactions that may occur between the Expiration Date and the Replacement Option Grant Date. A listing of all of your Eligible Option Grants and the options granted in the six-month period prior to the Commencement Date will be distributed to you via interoffice mail or facsimile. If you have misplaced or have any questions regarding this document, please contact Karen Heath at kheath@evolving.com or at (303) 802-2594. If you are not employed by us on the Expiration Date, then you are not eligible to participate in this Offer. If you are an employee of ours as of the Expiration Date but are not employed continuously by us through the Replacement Option Grant Date, you will not be eligible to receive Replacement Options.

        We will notify you as promptly as practicable if we reject your election to exchange your Eligible Option Grants. If you are not notified of a rejection, you may assume that on the Expiration Date your properly executed and delivered Election Form has been accepted. Our acceptance of Eligible Option Grants that are properly exchanged will form a binding agreement between us and you on the terms and subject to the conditions of this Offer. In your Election Form you may elect to provide us with your email address, in which case you will be sent an email confirming your election. The confirmation will confirm your election and will state the number of Replacement Options that we will grant to you on the Replacement Option Grant Date. If you do not provide us with your email address, you will not receive confirmation of your election.

6.    CONDITIONS OF THE OFFER.

        We will have the right not to accept any Eligible Option Grants that you elect to exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible Option Grants that you elect to exchange, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, at any time on or before the Expiration Date, if we determine that any of the following events has occurred and, in our reasonable judgment, such event makes it inadvisable for us to proceed with the Offer or to accept and cancel Eligible Option Grants that you elect to exchange:

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  any change or changes occur in the applicable accounting rules that cause the Offer to subject us to adverse accounting treatment;

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  any action or proceeding by any government agency, authority or tribunal or any other person, domestic or foreign, is threatened or pending before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the Eligible Option Grants, the issuance of Replacement Options, or otherwise relates to the Offer or that, in our reasonable judgment, could materially and adversely affect our business, condition (financial or otherwise), income, operations or prospects or materially impair the benefits we believe we will receive from the Offer;

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  any action is threatened, pending or taken, or any approval is withheld, by any court or any authority, agency, tribunal or any person that, in our reasonable judgment, would or might directly or indirectly:

            (a)  make it illegal for us to accept some or all of the Eligible Option Grants or to issue some or all of the Replacement Options or otherwise restrict or prohibit consummation of the Offer or otherwise relates to the Offer;

            (b)  delay or restrict our ability, or render us unable, to accept the Eligible Option Grants for exchange and cancellation or to issue Replacement Options for some or all of the exchanged Eligible Option Grants;

            (c)  materially impair the benefits we believe we will receive from the Offer; or

            (d)  materially and adversely affect our business, condition (financial or otherwise), income, operations or prospects.

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  there is:

            (a)  any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; or

            (b)  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

            (c)  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States;

            (d)  in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, without limitation, a decline of at least 10% in either the Dow Jones Industrial Average, the Nasdaq Market Index or the Standard & Poor's 500 Index from the date of commencement of the Offer;

            (e)  the commencement of a war or other national or international calamity directly or indirectly involving the United States, which would reasonably be expected to affect materially or adversely, or to delay materially, the completion of the Offer; or

            (f)    if any of the situations described above existed at the time of commencement of the Offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the Offer;

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  another person publicly makes or proposes a tender or exchange offer for some or all of our common stock, or an offer to merge with or acquire us, or we learn that:

            (a)  any person, entity or group, within the meaning of Section 13(d)(3) of the Securities Exchange Act, has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the Expiration Date;

            (b)  any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC on or before the Expiration Date has acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our Common Stock; or

            (c)  any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement that it intends to acquire us or any of our assets or securities.

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  any change or changes occur in our business, condition (financial or otherwise), assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to us.

        The conditions to the Offer are for Evolving Systems' benefit. As stated in Section 2, the benefits that we believe we will receive from the Offer include providing our employees with the benefit of holding options that over time may have a greater potential to increase in value, and thereby create better incentives for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders. We may assert the conditions to the Offer in our discretion before the Expiration Date and we may waive them at any time and from time to time before the Expiration Date, whether or not we waive any other condition to the Offer.

        Our failure to exercise any of these rights is not a waiver of any of these rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 will be final and binding upon everyone.

        Additionally, the U.S. Internal Revenue Service may characterize our Offer to you as a modification of those Eligible Option Grants that are incentive stock options, even if you decline the Offer. In order to reduce this risk, we retain the right to choose whether or not to accept your Eligible Option Grants for exchange for any reason (including reasons other than those described above) in our sole discretion. Accordingly, your Eligible Option Grants (and the related stock option agreements) will be automatically cancelled if, and only if, we accept your Eligible Option Grants for exchange, provided that such Eligible Option Grants are properly and timely exchanged and are not validly withdrawn. Nevertheless, we intend to accept promptly after the Expiration Date all Eligible Option Grants that are properly submitted to be exchanged and have not been validly withdrawn.

        Also, if your employment with us terminates, whether voluntarily, involuntarily or for any other reason (including death), before your Replacement Options are granted, you will not receive any Replacement Options or have a right to any Eligible Option Grants that were previously cancelled. THEREFORE, IF YOU ARE NOT EMPLOYED BY US FROM THE EXPIRATION DATE THROUGH THE REPLACEMENT OPTION GRANT DATE, YOU WILL NOT RECEIVE ANY REPLACEMENT OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR ELIGIBLE OPTION GRANTS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELLED.

        IF YOU ARE AN EMPLOYEE RESIDING IN THE UNITED STATES, THEN YOUR EMPLOYMENT WITH US IS "AT WILL" AND MAY BE TERMINATED BY US OR BY YOU AT ANY TIME, INCLUDING PRIOR TO THE REPLACEMENT OPTION GRANT DATE, FOR ANY REASON, WITH OR WITHOUT CAUSE.

7.    PRICE RANGE OF COMMON STOCK.

        The Eligible Option Grants to be exchanged pursuant to this Offer are not publicly traded. However, upon exercise of a Replacement Option that we grant, the option holder will become an owner of our common stock. On May 11, 1998, our common stock began trading on the Nasdaq National Market under the symbol "EVOL." On May 29, 2002 we received a notice from Nasdaq stating that our stock would be delisted from the Nasdaq National Market on August 27, 2002 as a result of our failure to meet the minimum bid price requirements for the Nasdaq National Market ($1.00). On July 30, 2002, we received a second notice from Nasdaq that our stock would be delisted from the Nasdaq National Market on October 28, 2002 because the Company's stock had not maintained a minimum market value of publicly held shares required by the Nasdaq National Market ($5,000,000). On August 28, 2002 our stock was transferred to the Nasdaq Small Cap Market. We will have until November 25, 2002 to demonstrate compliance with the Nasdaq SmallCap Market standards or to transfer back to the Nasdaq National Market. Nasdaq may grant us additional time to meet the SmallCap Market standards. We cannot guarantee that we will be able to meet the requirements of the Nasdaq Small Cap Market or that we will qualify to transfer back to the Nasdaq National Market. As a result, our stock may be delisted from Nasdaq and trading in our stock may be transferred to the OTC Bulletin Board or the Pink Sheets. The following table shows, for the periods indicated, the high and low closing sales prices per share of our common stock as reported on the Nasdaq National Market and, beginning on August 28, 2002, the Nasdaq SmallCap Market.

Quarter ended	High	Low
Fiscal Year 2000
March 31, 2000	$10.188	$9.125
June 30, 2000	$6.375	$5.875
September 30, 2000	$7.00	$6.50
December 31, 2000	$2.375	$2.063
Fiscal Year 2001
March 31, 2001	$3.313	$2.781
June 30, 2001	$5.75	$5.33
September 30, 2001	$1.04	$.99
December 31, 2001	$.88	$.76
Fiscal Year 2002
March 31, 2002	$1.34	$1.041
June 30, 2002	$.31	$.27
September 30, 2002 (through August 29, 2002)	$.30	$.251

        As of August 29, 2002, the last reported sale price of our common stock, as reported by the Nasdaq SmallCap Market, was $0.30 per share.

        We cannot guarantee that the Replacement Options will have a lower exercise price than the Eligible Option Grants.    We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your Eligible Option Grants.

8.    SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF REPLACEMENT OPTIONS.

        Consideration.    The number of shares subject to your Replacement Options will equal the number of shares subject to each Eligible Option Grant that you exchange. The number of shares subject to the Replacement Options will be adjusted for any stock splits, stock dividends, recapitalizations or similar transactions that may occur between the Expiration Date and the Replacement Option Grant Date. Each Replacement Option generally will have the same terms as the cancelled Eligible Option Grant that it replaced, except that six months shall be added to the vesting schedules. See below for a summary of the terms of the Replacement Options, including special rules concerning the exercise of Replacement Options granted to Non-exempt Employees.

        If we receive and accept the exchange of all Eligible Option Grants, we will grant Replacement Options to purchase a total of approximately 2,630,749 shares of our common stock. As of August 29, 2002 there were approximately 13,296,835 shares of our common stock outstanding. The common stock issuable upon exercise of the Replacement Options would equal approximately 20% of the total shares of our common stock outstanding as of August 29, 2002.

        Merger or Acquisition.    If we merge with or are acquired by another entity between the Expiration Date and the Replacement Option Grant Date, there is a risk that the Replacement Options will not be granted.

        Terms of Replacement Options.    All Replacement Options will be issued under our Amended and Restated Stock Option Plan.

        For employees residing in the United States, the Replacement Options will be treated as incentive stock options to the maximum extent permitted by U.S. law. (See Section 12) If you are an employee residing outside the United States, your stock option agreement may contain different and/or additional terms to comply with local laws.

        The issuance of Replacement Options under this Offer will not create any contractual or other right of the recipients to receive any future grants of options or benefits in lieu of options. Declining to participate in this Offer will not impact your ability to receive options or other stock awards in the future.

        The following description of the Replacement Grant Plan and the replacement option agreements is a summary intended to highlight major attributes of these documents and is not complete. A Replacement Option will be subject to the terms and conditions of the Amended and Restated Stock Option Plan, and the replacement option agreement. Additional information about the Replacement Grant Plan may be found in the S-8 Registration Statement and related Prospectus prepared in connection with the Replacement Grant Plan. Please contact Karen Heath at kheath@evolving.com or at (303)  802-2594 to request a copy of the Replacement Grant Plan, related prospectus and current form of stock option agreement. Copies will be provided promptly and at our expense. The form of stock option agreement may be changed with the approval of our Board of Directors or our Compensation Committee prior to the Replacement Option Grant Date.

        General.    The Amended and Restated Stock Option Plan, was adopted on January 19, 1996, and was subsequently amended in 1997, 1999, 2000 and 2001 to increase the number of shares available under the Plan. As of August 29, 2002, there was an aggregate of 6,850,000 shares of common stock reserved for issuance under the Replacement Grant Plan. The Amended and Restated Stock Option Plan permits us to grant options intended to qualify as incentive stock options under the Internal Revenue Code.

        Administration.    Our Board of Directors has delegated administration of the Replacement Grant Plan to the Compensation Committee of the Board of Directors. Nonetheless, our Board of Directors has the authority to construe, interpret and amend the Replacement Grant Plan.

        Term.    The term of each option granted under the Replacement Grant Plan is fixed by our Compensation Committee at the time of grant. Each Replacement Option will have the same term as, and expire no later than, the cancelled Eligible Option Grant that it replaced.

        Exercise Price.    The Replacement Options will have an exercise price equal to the greater of One Dollar ($1.00) or the Fair Market Value of our common stock on the Replacement Option Grant Date, which is expected to be April 3, 2003, or a later date if we extend the Offer. The Fair Market Value will be the closing price of our common stock as reported on Nasdaq or any Subsequent Market, or, if our common stock is not publicly traded, the value of our common stock as determined in good faith by our Board of Directors on the Replacement Option Grant Date. We cannot guarantee that the Replacement Options will have a lower exercise price than the Eligible Option Grants. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to exchange your options.

        Vesting and Exercise.    The Compensation Committee of the Board of Directors (or any appropriately delegated committee of the Board of Directors) has the authority to determine the time or times at which options granted under the Replacement Grant Plan may be exercised. If you receive a Replacement Option and are continuously employed by us, your Replacement Option will vest according to the same vesting schedule and vesting commencement date as the Eligible Option Grant for which it was exchanged, except that each Replacement Option will have an additional six (6) months added to its vesting schedule commencing on the Replacement Option Grant Date (even if your Eligible Option Grant is fully vested). For example, if your options under your Eligible Option Grant would be vested on April 3, 2003, your Replacement Options will be vested on October 3, 2003.

        Time of Exercise.    Generally, you may exercise the vested portion of a Replacement Option at any time. If your employment or service with us terminates for any reason (except due to death or permanent disability), you can only exercise the vested portion of your Replacement Option within three months following your termination date, unless you would have had a longer period of time under your Eligible Option Grant. If your employment or service with us terminates as a result of your death, your estate or beneficiaries may exercise some or all of your Replacement Options within twelve months following your termination date. However, under no circumstances may you exercise the Replacement Options after the expiration of the term of such option. Note that an exercise under these circumstances of Replacement Options intended to qualify as incentive stock options may disqualify such Replacement Options for incentive stock option treatment. See Section 12—"Material U.S. Federal Income Tax Consequences—U.S. Federal Income Tax Consequences of Incentive Stock Options".

        Tax Consequences.    If you are an employee residing in the United States, you should refer to Section 12 for a discussion of the material U.S. federal income tax consequences of the Replacement Options and the Eligible Option Grants, as well as the consequences of accepting or rejecting this Offer. If you are an employee residing outside the United States, please see Schedule B for more details on the tax and social insurance consequences of this transaction under the laws of the country in which you live and work.

        Termination of Employment Prior to Replacement Option Grant Date.    IF, FOR ANY REASON (INCLUDING DEATH), YOU ARE NOT EMPLOYED BY US FROM THE EXPIRATION DATE THROUGH THE REPLACEMENT OPTION GRANT DATE, YOU WILL NOT RECEIVE ANY REPLACEMENT OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR ELIGIBLE OPTION GRANTS THAT HAVE BEEN EXCHANGED. IF YOUR EMPLOYMENT WITH US TERMINATES AFTER YOU TENDERED YOUR OPTIONS BUT PRIOR TO THE EXPIRATION DATE, YOU WILL NOT BE ELIGIBLE TO PARTICIPATE IN THE OFFER. PARTICIPATION IN THIS OFFER DOES NOT CONFER UPON YOU THE RIGHT TO REMAIN EMPLOYED BY US. This means that if you die or quit, with or without good reason, or we terminate your employment, with or without cause, prior to the Replacement Option Grant Date and after the Expiration Date, you will not receive anything for the Eligible Option Grants that you exchanged and we cancelled.

        Registration of Option Shares.    All shares of common stock issuable upon exercise of options under the Replacement Grant Plan, including shares that will be issuable upon exercise of all Replacement Options, have been registered under the Securities Act of 1933 on a Registration Statement on Form S-8 filed with the SEC. Unless you are considered an affiliate of ours, you will be able to sell shares you obtain upon the exercise of vested Replacement Options free of any transfer restrictions under applicable securities laws.

        Our statements in this Offer concerning the Replacement Grant Plan and the Replacement Options are merely summaries and do not purport to be complete. These statements are subject to, and are qualified in their entirety by reference to, all provisions of the Replacement Grant Plan and the corresponding form of option agreement under the Replacement Grant Plan, which is filed as an exhibit to the Tender Offer Statement on Schedule T/O, of which this Offer to Exchange is a part. See Section 16—Additional Information—for a discussion on how to obtain a copy of the Replacement Grant Plan and the corresponding form of option agreement.

9.    INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS INVOLVING THE ELIGIBLE OPTION GRANTS.

        A list of our directors and executive officers is attached to this Offer to Exchange as Schedule A. As of August 29, 2002, our executive officers and directors (11 persons) as a group held options outstanding under the Company Option Plan to purchase a total of 2,895,100 shares of our common stock. This covered approximately 72% of the shares subject to all options outstanding under the Company Option Plan. As of August 29, 2002, our executive officers as a group held Eligible Option Grants to purchase a total of 1,882,129 shares of our common stock. This covered approximately 47% of the shares subject to all Eligible Option Grants. All of the Eligible Option Grants held by executive officers are eligible to be exchanged in this Offer. Options held by non-employee directors are not eligible for this Offer to Exchange.

        Attached to this Offer as Schedule B is a table indicating the number and percentage of options to purchase common stock owned by our executive officers as of August 29, 2002 which are eligible to be tendered.

        During the past 60 days, we have not granted options to purchase any shares of our common stock. During the past 60 days, no individuals have exercised options to acquire shares of our common stock.

        Neither we, nor, to the best of our knowledge, any member of our Board of Directors or any of our executive officers, nor any affiliates of ours, engaged in transactions involving Eligible Option Grants during the past 60 days. In addition, except as otherwise described above, neither we, nor, to our knowledge, any of our executive officers or members of our Board of Directors are a party to any agreement, arrangement or understanding with respect to any of our securities (including but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations).

10.  STATUS OF ELIGIBLE OPTION GRANTS ACQUIRED BY US IN THE OFFER.

        Many of our option holders hold options with exercise prices significantly higher than the current market price of our common stock. We believe it is in our best interest to offer these option holders an opportunity to more effectively participate in the potential growth in our stock price. We could accomplish this goal by repricing some existing options, which would enable option holders to immediately receive replacement options with a lower exercise price. However, the repriced options would be subject to variable accounting, which could require us to record additional compensation expense each quarter until the repriced options were exercised, cancelled or expired.

        We believe that we can accomplish our goals of providing option holders with the benefit of choosing whether they want to receive options that over time may have greater potential to increase in value than the Eligible Option Grants held by the option holders, without incurring additional current or future compensation expense. Applicable financial accounting rules provide that if each of the following conditions is met, we will not recognize any compensation expense as a result of the Offer:

  •
  we do not grant any Replacement Options until a day that is at least six months and one day after the date that we accept and cancel Eligible Option Grants (including option grants issued in the six-month period prior to the Commencement Date that will be exchanged because of your election to exchange Eligible Option Grants) tendered for exchange;

  •
  the exercise price of Replacement Options is the greater of One Dollar ($1.00) or the Fair Market Value of our common stock on the Replacement Option Grant Date, which is expected to be April 3, 2003, or a later date if we extend the Offer. The Fair Market Value will be the closing price of our common stock as reported on Nasdaq SmallCap Market or any Subsequent Market, or, if our common stock is not publicly traded, the value of our common stock as determined in good faith by our Board of Directors on the Replacement Option Grant Date;

  •
  we require any option holder who tenders any Eligible Option Grants in the Offer to tender all options that he or she received during the six-month period prior to the Commencement Date which, based on a Commencement Date of September 4, 2002, includes all options granted on or after March 4, 2002 (even if the exercise price of such options is less than $1.00 per share); and

  •
  we do not grant any options to an option holder who tendered Eligible Option Grants in the Offer until the Replacement Option Grant Date.

        Eligible Option Grants (including option grants issued in the six-month period prior to the Commencement Date that will be exchanged because of your election to cancel Eligible Option Grants) that have been granted under the Company Option Plan and that we acquire in connection with the Offer will be cancelled and the shares of common stock that may be purchased under those Eligible Option Grants will be returned to the pool of shares available for grants of new awards or options under such plans without further stockholder action, except as required by applicable law or Nasdaq rules or any other securities quotation system or any stock exchange on which our common stock is then quoted or listed.

11.  LEGAL MATTERS; REGULATORY APPROVALS.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the Offer, or of any approval or other action by any government or regulatory authority or agency that is required for the acquisition or ownership of the Eligible Option Grants as described in the Offer. If any other approval or action should be required, we presently intend to seek such approval or take such action. This could require us to delay the acceptance of any Eligible Option Grants that you elect to exchange. We cannot assure you that we would be able to obtain any required approval or take any other required action. Our failure to obtain any required approval or take any required action might result in harm to our business. Our obligation under the Offer to accept exchanged Eligible Option Grants and to issue Replacement Options is subject to conditions, including the conditions described in Section 6.

12.  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES.

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of Eligible Option Grants under the Offer. This discussion is based on the U.S. Internal Revenue Code, its legislative history, U.S. Treasury Regulations and administrative and judicial interpretations as of the date of the Offer, all of which may change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of option holders. In addition, this discussion does not address any aspect of foreign, state or local income taxation or any other form of taxation that may be applicable to an option holder. If you are an employee residing outside the United States, the discussion in this Section 12 generally will not apply to you. Please see Schedule C for more details regarding the tax treatment of the exchange in your country.

        We believe that the exchange will be treated as a non-taxable exchange. If you exchange outstanding incentive or nonqualified stock options for Replacement Options, you will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange.

        At the Replacement Option Grant Date, you will not be required to recognize additional income for U.S. federal income tax purposes. The grant of Replacement Options is not recognized as taxable income in the United States.

        U.S. Federal Income Tax Consequences of Incentive Stock Options.    You will not be subject to any current U.S. federal income tax if you elect to exchange your incentive stock options in exchange for Replacement Options.

        If you exchange your incentive stock options and we accept your incentive stock options, any Replacement Options you are granted will qualify as incentive stock options to the maximum extent permitted by U.S. federal tax law. See "U.S. Federal Income Tax Consequences of Nonqualified Stock Options" below.

        In order to qualify for long-term capital gain treatment of gain on the sale of shares subject to an incentive stock option, such shares must be held by the optionee for the longer of one year from the date of the option exercise and two years from the date of the option grant. For purposes of these required incentive stock option holding periods, Replacement Options qualifying as incentive stock options will be treated as newly granted on the Replacement Option Grant Date. Thus, if you elect to exchange existing incentive stock options, no credit can be given for the period of time you held such options.

        We do not believe that our Offer to you will change any of the terms of your Eligible Option Grants if you do not accept the Offer. However, if you choose not to accept this Offer, it is possible that the U.S. Internal Revenue Service would decide that the right to exchange your incentive stock options under this Offer is a modification of your incentive stock options. A successful assertion by the U.S. Internal Revenue Service that your incentive stock options are modified could extend the holding period of the incentive stock options required to qualify for favorable tax treatment and cause a portion of your incentive stock options to be treated as nonqualified stock options.

        Under current U.S. federal income tax law, you should not have realized taxable income when incentive stock options were granted to you under the Company Option Plan. In addition, you generally will not realize taxable income when you exercise an incentive stock option. However, your alternative minimum taxable income will be increased by the amount that the aggregate fair market value of the shares you may purchase under the incentive stock option (which is generally determined as of the date you exercise the option) exceeds the aggregate exercise price of the incentive stock option. Except in certain circumstances that are described in the Company Option Plan and in your option agreement, such as your death or disability, if an option is exercised more than three months after your employment is terminated, the option will not be treated as an incentive stock option and is subject to taxation under the rules applicable to nonqualified stock options that are discussed below.

        If you sell common stock that you acquired by exercising an incentive stock option, the tax consequences of the sale depend on whether the disposition is qualifying or disqualifying. The disposition of the common stock is qualifying if it is made after the later of: (a) more than two years from the date the incentive stock option was granted or (b) more than one year after the date the incentive stock option was exercised.

        If the disposition of the common stock you received when you exercised incentive stock options is qualifying, any excess of the sale price over the exercise price of the option will be treated as long-term capital gain taxable to you at the time of the sale. If the disposition is not qualifying, which we refer to as a disqualifying disposition, the excess of the fair market value of the common stock on the date the option was exercised over the exercise price will be taxable ordinary income to you at the time of the sale. However, if the difference between the sale price and the option exercise price is less than the amount in the preceding sentence, this lesser amount is ordinary income to you. Any amount in excess of the ordinary income amount will be long term capital gain or short-term capital gain, depending on whether or not the common stock was sold more than one year after the option was exercised.

        If you sell common stock you received when you exercised an incentive stock option in a qualifying disposition, we will not be entitled to a tax deduction. However, if you sell, in a disqualifying disposition, common stock you received when you exercised an incentive stock option, we will be entitled to a deduction equal to the amount of compensation income taxable to you.

        U.S. Federal Income Tax Consequences of Nonqualified Stock Options.    Under current U.S. law, you will not recognize income for federal income tax purposes upon the grant of a nonqualified stock option. However, when you exercise the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be treated as taxable compensation income to you and, if you are an employee, then you will be subject to withholding of U.S. income and employment taxes at that time. We will be entitled to a deduction equal to the amount of compensation income taxable to you if we comply with applicable withholding requirements.

        The subsequent sale of the shares acquired pursuant to the exercise of a nonqualified stock option generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and these capital gains or losses will be treated as long term capital gains or losses if you held the shares for more than one year following exercise of the option.

        We recommend that you consult your own tax advisor with respect to the federal, state, local and foreign tax consequences of participating in the Offer.

13.  EXTENSION OF THE OFFER; TERMINATION; AMENDMENT.

        We may at any time, and from time to time, extend the period of time during which the Offer is open and delay accepting any Eligible Option Grants tendered for exchange by announcing the extension and/or giving oral or written notice of the extension to the option holders.

        Prior to the Expiration Date, we may postpone accepting and canceling any Eligible Option Grants or terminate or amend the Offer if any of the conditions specified in Section 6 occur. In order to postpone accepting or canceling, we must announce the postponement and give oral or written notice of the postponement to the option holders. Our right to delay accepting and canceling Eligible Option Grants may be limited by Rule 13e-4(f)(5) under the Securities Exchange Act, which requires that we pay the consideration offered or return the surrendered options promptly after we terminate or withdraw the Offer.

        As long as we comply with any applicable laws, we may amend the Offer in any way, including decreasing or increasing the consideration offered in the Offer to option holders or by decreasing or increasing the number of Eligible Option Grants to be exchanged or surrendered in the Offer.

        We may amend the Offer at any time by announcing an amendment. If we extend the length of time during which the Offer is open, notice of the amendment must be issued no later than 6:00 a.m., U.S. Mountain Daylight Time, on the next business day after the last previously scheduled or announced Expiration Date. Any announcement relating to the Offer will be sent promptly to option holders in a manner reasonably designed to inform option holders of the change.

        If we materially change the terms of the Offer or the information about the Offer, or if we waive a material condition of the Offer, we may extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. Under these rules, the minimum period an Offer must remain open following material changes in the terms of the Offer or information about the Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances. We will publish a notice if we decide to take any of the following actions:

  •
  increase or decrease what we will give you in exchange for your Eligible Option Grants; or

  •
  increase or decrease the number of Eligible Option Grants to be exchanged in the Offer.

        If the Offer is scheduled to expire within ten business days from the date we notify you of such an increase or decrease, we intend to extend the Offer for a period of ten business days after the date the notice is published.

        For purposes of this Offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Mountain Time.

14.  FEES AND EXPENSES.

        We will not pay any fees or commissions to any broker, dealer or other person asking holders of Eligible Option Grants to exchange such Eligible Option Grants pursuant to this Offer.

15.  INFORMATION ABOUT US.

  OVERVIEW

        Our principal offices are located at 9777 Mt. Pyramid Ct., Englewood, Colorado 80112, and our telephone number is (303) 802-1000. We were incorporated in Colorado in 1985 and were reincorporated in Delaware in January 1996.

        Evolving Systems is a leading provider of innovative operational and enhanced services software solutions to blue chip clients in the communications industry. We are a leading provider of local number portability solutions. We offer software products that enable carriers to comply with the Federal Communication Commission's ("FCC") number conservation mandates intended to extend the life of the North American Numbering Plan. Our competency as a supplier of operations support systems ("OSS") and enhanced services products positions us to more completely implement our products across a carrier's infrastructure, resulting in a more rapid realization of benefits such as reduced costs or increased revenues.

        From our inception in 1985, we have provided custom software development services to a limited number of telecommunications companies. Beginning in 1996, we made a decision to expand our focus to include development of Local Number Portability ("LNP") software products. Our LNP software products enable carriers to meet the FCC requirement that customers be permitted to retain their local phone numbers when changing service providers. Our LNP software products are used in the wireline industry to support the ordering and provisioning process for over 60% of the telephone numbers ported each month in North America. Over time, we have expanded our LNP product features and developed other LNP related OSS software products for the wireline market. We also offer a suite of products that satisfy the same number portability requirement for the wireless industry. The wireless industry in the United States is currently under a mandate from the FCC to implement number portability on November 24, 2003.

        We developed the software currently in use by all regional Number Portability Administration Centers ("NPACs") in the United States and Canada. The software receives ported telephone number information from carriers as changes occur and distributes the data to all subscribing carriers in the region. This software was provided under contract to NeuStar, Inc., formerly a division of Lockheed Martin IMS. This software has been expanded and enhanced to support the FCC's wireless number portability mandate which is effective on November 24, 2003.

        In 2001, we began expanding our product portfolio for the recently mandated number conservation market. The FCC's decision to alter the method of allocating telephone numbers to wireline and wireless carriers and to impose revised administration and reporting requirements on those carriers presented a unique opportunity. Our NumeriTrackTM product has been sold to four major carriers and facilitates compliance with the FCC mandates for both wireline and wireless carriers, supports integration with carriers' existing back-office systems and contains features for future adaptability.

        During 2002 we have continued our objective of reducing expenses in order to address the decline in our revenues from the downturn in the telecommunications industry. We reduced our work force during the first and second quarters by 119 people, renegotiated our Englewood, Colorado headquarters lease, reduced our number of sub-contractors, eliminated certain employee benefits, closed all of our remaining satellite offices, and are carefully monitoring fixed asset purchases and general expenditures throughout all levels of the organization.

        In addition, we plan to continue to leverage the success we have had over the past two years developing software with a combined staff of our employees and sub-contractors from India. We believe this approach will allow us to deliver high quality products and services at a lower cost.

  SELECTED FINANCIAL DATA

        Please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, both of which are being delivered to eligible persons with this Offer for important financial and other information about us. The financial data as of March 31, 2002 and June 30, 2002 are derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, respectively. This financial data should be read together with the Management's Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the years ended December 31, 2001 and December 31, 2000 and our Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

16.  ADDITIONAL INFORMATION.

        With respect to the Offer, we have filed a Tender Offer Statement on Schedule T/O with the SEC, of which this Offer to Exchange is a part. This Offer to Exchange does not contain all of the information contained in the Schedule T/O and the exhibits to the Schedule T/O. We recommend that you review the Schedule T/O, including its exhibits, before making a decision on whether to tender your options.

        We recommend that you review the following materials that we have filed with the SEC before making a decision on whether to exchange your options:

    (a)
    our Annual Report on Form 10-K for the fiscal years ended December 31, 2001 and December 31, 2000;

    (b)
    our Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002;

    (c)
    the description of our common stock contained in our Registration Statement on Form S-1, filed May 11, 1998, including any amendments or reports filed for the purpose of updating such description; and

    (d)
    any document that we filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Offer and before the expiration of this Offer. Information in these filings will be deemed to be incorporated by reference as of the date we make the filing.

        The SEC file number for these filings is 0-24081. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	500 West Madison Street Suite 1400 Chicago, Illinois 60661

        You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

        Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.

        Our common stock is quoted on the Nasdaq SmallCap Market under the symbol "EVOL," and our SEC filings can be read at the following Nasdaq address:

Nasdaq Operations
1735 K Street, N.W.
Washington, D.C. 20006

        We will also provide without charge to each holder of Eligible Option Grants, upon their written or oral request, a copy of this Offer to Exchange or any or all of the documents to which we have referred you, other than exhibits to these documents (unless the exhibits are specifically incorporated by reference into the documents). Requests should be directed to:

Evolving Systems, Inc.
Anita T. Moseley
9777 Mt. Pyramid Ct.
Englewood, CO 80112

or by telephoning us at (303) 802-2599 between the hours of 9:00 a.m. and 5:00 p.m., Englewood, Colorado, local time.

        As you read the documents listed in this Section 16, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer, you should rely on the statements made in the most recent document.

        The information about us contained in this Offer to Exchange should be read together with the information contained in the documents to which we have referred you in making your decision about whether or not to participate in this Offer.

17.  MISCELLANEOUS.

        This Offer and our SEC reports referred to above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. However, the safe harbors of Section 27A of the Securities Act and 21E of the Securities Exchange Act do not apply to statements made in connection with this Offer. These forward-looking statements involve risks and uncertainties, including those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001. We encourage you to review the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 before you decide whether to participate in the Offer.

        If at any time we become aware of any jurisdiction where the making of this Offer violates the law, we will make a good faith effort to comply with the law. If, we cannot comply with the law, the Offer will not be made to, nor will exchanges be accepted from or on behalf of, the option holders residing in that jurisdiction.

        Our Board of Directors recognizes that the decision to accept or reject this Offer is an individual one that should be based on a variety of factors and you should consult your personal advisors if you have questions about your financial or tax situation. The information about this Offer from us is limited to this document, the attached Summary Term Sheet and Questions and Answers and the Tender Offer Statement on Schedule T/O.

        WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS PURSUANT TO THE OFFER. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE ATTACHED SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS AND THE TENDER OFFER STATEMENT ON SCHEDULE T/O. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

SCHEDULE A

INFORMATION ABOUT OUR DIRECTORS AND
EXECUTIVE OFFICERS

        Our directors and executive officers and their positions and offices as of August 29, 2002, are set forth in the following table:

Name	Age	Position and Offices Held
Donald R. Dixon	55	Director
Robert J. Loarie	59	Director
Michael R. Perusse	43	Director
James M. Ross	60	Director
George A. Hallenbeck	60	President, Chief Executive Officer & Chairman of the Board
Brian R. Ervine	40	Sr. Vice President, Chief Financial Officer,Treasurer & Assistant Secretary
Anita T. Moseley	50	Sr. Vice President, General Counsel & Secretary
Stephen K. Gartside, Jr.	37	Vice President of Business Development
Marc D. Abbott	52	Vice President, Principal—Consulting Services
Patrick Shane Furlong	37	Vice President, Principal—Consulting Services
Joseph P. Murray	37	Vice President of Software Development

        The address of each executive officer and director is: c/o Evolving Systems, Inc. 9777 Mt. Pyramid Ct. Englewood, Colorado 80112.

        Biographies for each of our executive officers and directors are set forth in our Proxy Statement filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated by reference herein.

SCHEDULE B

        The following table sets forth certain information regarding ownership of eligible options as of August 29, 2002 by each of our executive officers.

Name	Total Eligible Options	% of Eligible Options Outstanding
George A. Hallenbeck	800,000	20%
Brian R. Ervine	175,000	4%
Anita T. Moseley	290,784	7%
Stephen K. Gartside, Jr.	185,000	5%
Marc D. Abbott	155,000	4%
Patrick Shane Furlong	126,345	3%
Joseph P. Murray	150,000	4%

SCHEDULE C
ADDENDA FOR EMPLOYEES RESIDING OUTSIDE THE U.S.

        We believe that you will not be subject to additional tax solely by virtue of your participation in the Offer and your tender of Eligible Option Grants for Replacement Options. However, the tax legislation in most of the countries outside of the United States does not specifically address the tax consequences of the tender of Eligible Option Grants for Replacement Options. Consequently, although it appears that you will not be subject to any additional tax liability if you participate in the Offer, we cannot be certain of this result. It is possible that you may be subject to tax on the value of the Replacement Options upon grant or on some other basis or that you may lose the ability to claim preferential tax treatment in connection with your Replacement Options. We therefore strongly recommend that you consult with your tax advisor as to the tax consequences of participating in the Offer.

        If you are eligible for this Offer because you are an employee of Evolving Systems living or working in the United States, but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance consequences which may apply to you. You should be certain to consult your own tax advisors to discuss these consequences.

QUESTIONS AND ANSWERS

        These Questions and Answers relate to our offer to exchange all outstanding options to purchase shares of our common stock. They are to be read in conjunction with the Offer to Exchange of which they are a part.

Q1
What is the Stock Option Exchange Program?

A1
Our Stock Option Exchange Program (also referred to in these materials as the Offer) is a voluntary program permitting eligible employees to cancel stock options and exchange them for replacement options covering the same number of shares, subject to adjustment in the strike price and the vesting schedule. The Replacement Options will be granted on April 3, 2003 or, if we extend the Expiration Date of the Offer, at a later date. If our common stock is publicly traded on the Nasdaq or any Subsequent Market and there are no reported sales of our common stock on such date, then the Replacement Option Grant Date will be the next day on which there is a reported sale. Each Replacement Option will have an exercise price equal to the greater of One Dollar ($1.00) or the Fair Market Value of our common stock on the Replacement Option Grant Date. The Fair Market Value will be the closing price of our common stock as reported on the Nasdaq or any Subsequent Market, or, if our common stock is not publicly traded, the value of our common stock as determined in good faith by our Board of Directors on the Replacement Option Grant Date.

  Your participation is voluntary. You may either keep all of your current Eligible Option Grants at their current exercise price or exchange some or all of your Eligible Option Grants for Replacement Options covering the same number of shares as the Eligible Option Grants you exchanged, subject to adjustment. However, if you have been granted options since March 4, 2002 and you elect to exchange any of your Eligible Option Grants, you must exchange ALL of your options granted since March 4, 2002 for Replacement Options as well—even if the exercise price of some of those options is less than $1.00 per share.

Q2
Why is the Stock Option Exchange Program being offered?

A2
In light of the decline in the price of our common stock, we recognize that the exercise prices of the majority of our outstanding options, whether or not they are currently exercisable, are higher than the price of our common stock as reported on Nasdaq. We have determined that these options are not attractive or effective as an incentive to retain and motivate employees, and are unlikely to be exercised in the foreseeable future. By making this Offer we intend to provide our employees with the benefit of holding options that over time may have a greater potential to increase in value, and thereby create better incentives for our employees to remain with us and contribute to the attainment of our business and financial objectives and the creation of value for all of our stockholders.

Q3
Why don't you just reprice my options, as I have seen done at other companies?

A3
In 1998, the Financial Accounting Standards Board adopted unfavorable accounting treatment for companies that reprice options. If we were to simply reprice options, we would be required to take a charge against future operating results based on any appreciation in value of the repriced options in each accounting period. The amount of that charge would be uncertain until the end of each accounting period. That uncertainty would affect our operating results and would likely create additional volatility in our stock price.

Q4
Why can't I just receive additional options?

A4
We strive to balance the need for a competitive compensation package for our employees with the interests of our stockholders. Because of the large number of options that we currently have outstanding, a large grant of new options would be dilutive to our stockholders and could have a dilutive effect on our earnings per share if we become profitable.

Q5
What options may I exchange as part of the Offer?

A5
As described more fully below, we are offering to exchange any stock option:

•
that is currently outstanding under our Amended and Restated Stock Option Plan; and

•
that is still outstanding on October 2, 2002, or such later Expiration Date if we extend the Offer.

  If you elect to exchange any Eligible Option Grant, then you must also exchange all of your options that were granted in the six-month period prior to the Commencement Date—even if the exercise price of some of those options is less than $1.00 per share. For example, based on a Commencement Date of September 4, 2002 to participate in this Offer, you must exchange ALL of your options that were granted on or after March 4, 2002. The options granted in the six-month period prior to the Commencement Date that are cancelled due to your participation in the Offer will be replaced by the same number of Replacement Options.

Q6
What options must I exchange as part of the Offer?

A6
You do not have to exchange any options. However, as explained in Q&A 5, if you decide to participate in the Offer and exchange any Eligible Option Grants, you must exchange ALL options granted to you within the six-month period preceding the Commencement Date, even if the exercise price of those options is less than One Dollar ($1.00) per share.

Q7
If I elect to exchange my Eligible Option Grants, do I have to exchange all of my Eligible Option Grants or can I just exchange some of them?

A7
Subject to the requirement that you exchange all options granted since March 4, 2002 if you elect to participate in the Offer (See Q&A 5 and Q&A 6), if you have more than one Eligible Option Grant, then you may exchange any or all of them. You cannot exchange a portion of any particular Eligible Option Grant and keep the balance. You must exchange all unexercised shares that are subject to each particular Eligible Option Grant that you exchange in the Offer.

Q8
Can I exchange a portion of an unexercised Eligible Option Grant?

A8
No. If you elect to exchange an Eligible Option Grant, you must exchange all shares covered by that Eligible Option Grant that have not been exercised.

Q9
Can I exchange the remaining portion of an Eligible Option Grant that I have partially exercised?

A9
Yes. If you have exercised an Eligible Option Grant in part, and the remaining unexercised portion of that option is still outstanding, you may exchange the remaining portion pursuant to the Offer. Options for which you have properly submitted an exercise notice prior to the Expiration Date will be considered exercised to that extent, whether or not you have received confirmation of exercise for the shares purchased.

Q10
May I exchange options that I have already exercised?

A10
The Offer only pertains to options and does not apply in any way to outstanding shares that you have purchased, whether upon the exercise of options or otherwise. If you have exercised an Eligible Option Grant in its entirety, that option is no longer outstanding and is therefore not subject to the Offer.

Q11
Are purchase rights granted under our Employee Stock Purchase Plan eligible for exchange under the Stock Option Exchange Program?

A11
No. Neither purchase rights granted under our Employee Stock Purchase Plan nor shares of our common stock acquired under our Employee Stock Purchase Plan or other employee plans are eligible to participate in the Offer.

Q12
Are there conditions to the Offer?

A12
Yes. In addition to the requirement that you exchange all options granted since March 4, 2002, if you elect to participate in the Offer (see Q&A 5 and Q&A 6), the Offer is subject to a number of other conditions, which are described in Section 6 of the Offer to Exchange. Please read that section carefully. The Offer is not conditioned on a minimum number of option holders accepting the Offer or a minimum number of options being exchanged.

Q13
Are there any eligibility requirements that I must satisfy to receive my Replacement Options?

A13
You must be employed by us on October 2, 2002, or, if the Offer is extended, such later Expiration Date. You also must remain continuously employed through April 3, 2003, the Replacement Option Grant Date. If you go on a leave of absence protected by statute, you will be considered "continuously employed" during that leave. If you go on a leave that is not protected by statute, then you will be considered "continuously employed" only so long as we approve your leave.

  If you are not an employee on the Expiration Date, you will not be eligible to exchange any Eligible Option Grants, and any election you may have made will not be accepted by us. Also, if you do not remain an employee through the Replacement Option Grant Date and your Eligible Option Grants were cancelled under this Offer, you will not be granted Replacement Options and your cancelled options will not be reinstated.

  YOUR EMPLOYMENT WITH US IS "AT WILL" AND MAY BE TERMINATED BY US OR BY YOU AT ANY TIME, INCLUDING PRIOR TO THE REPLACEMENT OPTION GRANT DATE, FOR ANY REASON, WITH OR WITHOUT CAUSE.

Q14
Are employees who are on a leave of absence on the Replacement Option Grant Date eligible to participate?

A14
If you exchange Eligible Option Grants in the Offer and, on the Replacement Option Grant Date, you are on a leave of absence that is protected by statute, then you will be entitled to Replacement Options on the Replacement Option Grant Date. If, however, on the Replacement Option Grant Date you are on an approved leave of absence that is not protected by statute, then the Replacement Options will be granted only if you return to regular employment with us. For those employees, the "Replacement Option Grant Date" will be the date of return.

Q15
Can employees residing outside the United States participate?

A15
All current employees, including employees residing outside the United States, holding Eligible Option Grants may participate in the Offer provided they meet the eligibility criteria set forth in Q&A 13.

  Special considerations or conditions may apply to employees residing outside the United States. In some countries, the application of local rules may have important consequences to those employees. Included in the Offer to Exchange are short summaries of some of the consequences with respect to the countries other than the United States where our employees reside (see Schedule B to the Offer to Exchange). If you are an employee residing outside the United States, you should review these summaries. We also recommend that you consult your individual tax, legal and investment advisors.

Q16
What if my employment is terminated between the Expiration Date and the Replacement Option Grant Date?

A16
If you elect to exchange Eligible Option Grants, your election will be irrevocable as of 12:00 midnight, U.S. Mountain Daylight Time, on October 2, 2002, or if the Offer is extended, such later Expiration Date. If your employment with us terminates, whether voluntarily, involuntarily (including, without limitation, redundancy), or for any other reason (including death), before your Replacement Options are granted, you will not receive any Replacement Options. You will not have a right to any Eligible Option Grants that have been cancelled under any circumstances. IF YOU ARE NOT CONTINUOUSLY EMPLOYED BY US FROM THE EXPIRATION DATE THROUGH THE REPLACEMENT OPTION GRANT DATE, YOU WILL NOT RECEIVE ANY REPLACEMENT OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR ELIGIBLE OPTION GRANTS THAT HAVE BEEN ACCEPTED FOR EXCHANGE AND CANCELLED.

  YOUR EMPLOYMENT WITH US IS "AT WILL" AND MAY BE TERMINATED BY US OR BY YOU AT ANY TIME, INCLUDING PRIOR TO THE REPLACEMENT OPTION GRANT DATE, FOR ANY REASON, WITH OR WITHOUT CAUSE.

Q17
Are the terms and conditions of the Offer the same for everyone?

A17
No. The terms and conditions differ as follows:

•
Replacement Options granted to our employees residing in the United States will be treated as incentive stock options to the maximum extent permitted by U.S. tax laws.

•
Replacement Options granted to employees in jurisdictions outside the United States may be subject to different terms and conditions than those granted to our employees residing in the United States. If you are an employee residing outside the United States, please see Schedule B for more details.
Q18
How should I decide whether to participate?

A18
We understand that this will be a challenging decision for everyone. The Offer does carry considerable risk, and there is considerable uncertainty regarding our future stock performance. As a result, the decision to participate must be your personal decision, and it will depend largely on the exercise prices of your Eligible Option Grants and your assumptions about our business, our financial performance, our stock price, investors' demand for equity securities of similar companies, the performance of the Nasdaq, the future overall economic and political environment, and numerous other factors as well as your desire and ability to remain an employee of Evolving Systems until the Replacement Option Grant Date. For these reasons, we cannot advise you on the decision to participate in the Offer, and we have not authorized anyone to make any recommendation on our behalf as to your choices.

Q19
How does the Offer work?

A19
On or before October 2, 2002, or if the Offer is extended, such later Expiration Date, you may decide to exchange any of your Eligible Option Grants for Replacement Options. The Replacement Options will be granted on the Replacement Option Grant Date, which we currently anticipate will be April 3, 2003. The number of shares subject to your Replacement Options will equal the number of shares subject to the Eligible Option Grants that you exchanged. The number of shares to be granted under your Replacement Options will be adjusted for any stock splits, stock dividends, recapitalizations or similar transactions that may occur between the Expiration Date and the Replacement Option Grant Date.

  If you elect to exchange any of your Eligible Option Grants, you must exchange all options granted to you during the six-month period prior to the Commencement Date, even if the exercise price of such options is less than One Dollate ($1.00) per share. For example, assuming a Commencement Date of September 4, 2002, to participate in the Offer, you must exchange ALL of your options that were granted on or after March 4, 2002. The options granted in the six-month period prior to the Commencement Date that are cancelled due to your participation in the Offer will be replaced by the same number of Replacement Options.

Q20
What if my Eligible Option Grants are not currently vested? Can I exchange them?

A20
Yes. Your Eligible Option Grants do not need to be vested for you to participate in the Offer.

Q21
My options are separated between incentive stock options and nonqualified stock options because my original grant exceeded the $100,000 limit on incentive stock options imposed by U.S. tax laws. Can I cancel one part but not the other? (This question is relevant only for employees who are residing in the United States.)

A21
No. An option that has been separated into a partial incentive stock option and a partial nonqualified stock option is still considered to be a single option and cannot be separated for purposes of the Offer. You should note that all Replacement Options for employees residing in the United States will be incentive stock options to the maximum extent permitted by U.S. tax law.

Q22
When will I receive my Replacement Options?

A22
You will be granted your Replacement Options on the Replacement Option Grant Date, which is expected to be April 3, 2003. If we extend the Offer, the Replacement Option Grant Date will be later. See Q&A 1. We expect to distribute stock option agreements relating to the Replacement Options within approximately six weeks following the Replacement Option Grant Date.

Q23
Why won't I receive my Replacement Options immediately after the Expiration Date of the Offer?

A23
To avoid adverse accounting consequences that can result from stock option exchanges, we cannot grant Replacement Options or any other options to participants in the Offer for at least six months and one day after the Expiration Date. Assuming you remain continuously employed by us, you will not receive your Replacement Options until the Replacement Option Grant Date. If you participate in the Offer, any other options that otherwise might have been granted to you prior to the Replacement Option Grant Date will be deferred until the Replacement Option Grant Date at the earliest.

Q24
How will my Replacement Options vest?

A24
Each Replacement Option will have six months added to the vesting schedule of the Eligible Option Grant it replaces. For example, if your Eligible Option Grant is fully vested on the Replacement Option Grant Date, the Replacement Option will vest six months after the Replacement Option Grant Date. Options that are not fully vested on the Replacement Option Grant Date will have their vesting schedules extended by six months.

Q25
Will I be entitled to vesting "credit" during the period beginning on the Expiration Date and ending on the Replacement Option Grant Date?

A25
Yes. If you receive a Replacement Option, you will receive vesting credit under the Replacement Option equal to the vesting under the corresponding Eligible Option Grant that is exchanged, including during the period beginning on the Expiration Date and ending on the Replacement Option Grant Date.

Q26
What is the exercise price for the Replacement Options?

A26
The exercise price of your Replacement Options will be the greater of One Dollar ($1.00) or the Fair Market Value of our common stock on the Replacement Option Grant Date, which is expected to be April 3, 2003, unless we extend the Offer. The Fair Market Value will be the closing price of our common stock as reported on Nasdaq or any Subsequent Market, or, if our common stock is not publicly traded, the value of our common stock as determined in good faith by our Board of Directors on the Replacement Option Grant Date. We cannot guarantee that the Replacement Options will have a lower exercise price than the Eligible Option Grants you exchanged, and we make no representations as to our future stock price. We recommend that you obtain current market quotations for our common stock before deciding whether to elect to participate in the Offer and exchange your Eligible Option Grants.

Q27
How long is the option term of the Replacement Options?

A27
The Replacement Options granted to you will retain the original option term of the Eligible Option Grants being exchanged.

Q28
If I exchange my Eligible Option Grants, how many shares will I receive under my Replacement Options?

A28
This is a share-for-share Stock Option Exchange Program, so for each share subject to the Eligible Option Grants that you exchange (and for all options granted in the six-month period before the Commencement Date that are exchanged as a result of your participation in this Offer), you will receive an option for one share under the Replacement Options. However, the number of shares subject to your Replacement Options will be adjusted for any stock splits, stock dividends, recapitalizations or similar transaction that may occur between the Expiration Date and the Replacement Option Grant Date.

Q29
Will I have to wait longer to sell common stock under my Replacement Options than I would under the Eligible Option Grants that I exchange?

A29
Yes. Because you will have six months added to the vesting schedule, you will have to wait an additional six months more than is in your Eligible Option Grant because you cannot exercise and sell your options until they are vested.

Q30
Am I eligible to receive future grants if I participate in this exchange?

A30
Because of the accounting consequences, if you elect to exchange Eligible Option Grants, you will not receive any additional stock option grants until after the Replacement Option Grant Date.

Q31
Can you provide me with examples of how an exchange will operate?

A31
Yes. Please note, however, that these examples may not apply if you are an employee residing outside the United States.

  Example #1: For purposes of illustration only, assume that (1) the grant date of your Eligible Option Grant was July 28, 2000; (2) your Eligible Option Grant was for 1,000 shares; (3) the exercise price of your Eligible Option Grant was $5.25 per share; (4) the vesting schedule of your Eligible Option Grant was quarterly vesting over a 4 year period; (5) the Fair Market Value of our common stock on the Replacement Option Grant Date (assume April 3, 2003) is $1.20 per share; and (6) you timely file an election.

  Using the assumptions listed above, upon our acceptance of your election, we would cancel your Eligible Option Grant on October 2, 2002. On the Replacement Option Grant Date, we would grant you a new option for 1,000 shares with an exercise price of $1.20 per share. Six months would be added to the vesting schedule for this Replacement Option. Shares which would have been vested on April 3, 2003, under the Eligible Option Grant, will now vest on October 3, 2003 under the Replacement Option Grant, and the vesting schedule for unvested shares will be extended by six months.

  Example #2. For purposes of illustration only, assume that (1) the grant date of your Eligible Option Grant was November 6, 1998; (2) your Eligible Option Grant was for 3,600 shares; (3) the exercise price of your Eligible Option Grant was $2.75 per share; (4) the vesting schedule of your Eligible Option Grant was quarterly vesting over a 4 year period; (5) the Fair Market Value of our common stock on the Replacement Option Grant Date (assume April 3, 2003) is $.80 per share; and (6) you timely file an election.

  Using the assumptions listed above, upon our acceptance of your valid election, we would cancel your Eligible Option Grant on October 2, 2002. On the Replacement Option Grant Date, we would grant you a new option for 3,600 shares with an exercise price of $1.00 per share, the Minimum Exercise Price. Because all of the shares would have been vested on April 3, 2003, the vesting schedule for this Replacement Option would result in all of the Replacement Option shares becoming vested on October 3, 2003.

Q32
How long will the Offer remain open?

A32
The Offer is scheduled to remain open until 12:00 midnight, U.S. Mountain Daylight Time, October 2, 2002 or, if the Offer is extended, such later Expiration Date. We currently have no plans to extend the Offer beyond October 2, 2002. If we do extend the Offer, we will announce the extension no later than 6:00 a.m., U.S. Mountain Daylight Time, on the next business day following the previously announced Expiration Date.

Q33
If the Offer is extended, how does the extension impact the date on which my Replacement Options will be granted?

A33
If we extend the Offer, the Replacement Option Grant Date will be extended to a day that is at least six months and one day after the extended Expiration Date.

        Questions & Answers 34-37 relate only to persons subject to U.S. federal income taxes and do not cover any state, local or non-U.S. tax consequences. If you are an employee residing outside the United States, please review the summaries in Schedule C to the Offer and/or consult your personal tax advisor to determine the tax and social insurance consequences of this exchange transaction.

Q34
Will my Replacement Options be incentive stock options or nonqualified stock options?

A34
The Replacement Options will be incentive stock options to the maximum extent permitted by U.S. tax law.

Q35
In the U.S., what is the difference in tax treatment between nonqualified stock options and incentive stock options?

A35
When you exercise a nonqualified stock option, you will pay U.S. federal, state and local income taxes and FICA taxes on the difference between the exercise price of the nonqualified stock option and the fair market value of the common stock on the day of exercise. For employees, this amount will be reported as income on your W-2 for the year in which the exercise occurs. Also for employees, withholding amounts must be collected when the exercise takes place. When you sell shares that you have acquired by exercising a nonqualified stock option, any excess of the sale price over the exercise price of the option will be treated as long term capital gain or short term capital gain taxable to you at the time of sale, depending on whether you held the shares for more than one year.

  You generally will not realize taxable income when you exercise an incentive stock option. However, your alternative minimum taxable income will be increased by the amount that the aggregate fair market value of your shares, which is generally determined as of the date you exercise the option, exceeds the aggregate exercise price of the option. When you sell your shares that you have acquired by exercising an incentive stock option, the tax consequences of the sale depend on whether the disposition is "qualifying" or "disqualifying." The disposition of your shares is a qualifying disposition if it is made after the later of: (a) more than two years from the date the incentive stock option was granted or (b) more than one year after the date the incentive stock option was exercised.

  If the disposition of your shares you received when you exercised incentive stock options is a qualifying disposition, any excess of the sale price over the exercise price of the option will be treated as long term capital gain taxable to you at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of your shares on the date the option was exercised over the exercise price will be taxable ordinary income to you at the time of the sale. However, if the difference between the sale price and the option exercise price is less than the amount in the preceding sentence, this lesser amount is ordinary income to you. Any amount you realize in excess of the ordinary income amount will be long-term capital gain or short-term capital gain, depending on whether or not you sold your shares more than one year after the option was exercised.

Q36
Will I have to pay U.S. taxes if I exchange my Eligible Option Grants in the Offer?

A36
We do not believe that any U.S. federal income tax consequences will be imposed as a result of your participation in the Offer. However, for personalized tax advice you should contact your own tax advisor.

Q37
What are the U.S. tax implications for not participating in this Offer?

A37
We do not believe that our Offer to you will change any of the terms of your Eligible Option Grants if you do not accept the Offer. However, the U.S. Internal Revenue Service may characterize our Offer to you as a modification of those Eligible Option Grants that are incentive stock options, even if you decline the Offer. A successful assertion by the U.S. Internal Revenue Service that your Eligible Option Grants have been modified could extend the Eligible Option Grants' holding period to qualify for favorable tax treatment and cause a portion of your Eligible Option Grants to be treated as nonqualified stock options. In order to minimize the risk that our Offer to you could be characterized as a modification of those Eligible Option Grants that are incentive stock options, we have structured the Offer so that we retain the right to choose whether or not to accept your Eligible Option Grants for Exchange. Accordingly, your Eligible Option Grants (and the related stock option agreements) will be automatically cancelled if, and only if, we accept your Eligible Option Grants for exchange. If you choose not to exchange your Eligible Option Grants and you have been granted incentive stock options, we recommend that you consult with your own tax advisor to determine the U.S. tax consequences of the exercise of those Eligible Option Grants and the sale of the common stock that you will receive upon exercise. Nevertheless, we intend to accept promptly after the Expiration Date all Eligible Option Grants that are properly submitted to be exchanged and have not been validly withdrawn.

Q38
What do I need to do to exchange my Eligible Option Grants?

A38
To exchange your Eligible Option Grants, you must complete and deliver the Election Form contained in the Option Exchange Program Packet in accordance with its instructions before 12:00 midnight, U.S. Mountain Daylight Time, on the Expiration Date, which is expected to be October 2, 2002. Delivery will be deemed made only when the Election Form is actually received by us. No late deliveries will be accepted. We may reject any Eligible Option Grant if we determine the Election Form is not properly completed or to the extent that we determine it would be unlawful to accept the Eligible Option Grant. Also, please note that, even if you timely deliver your Election Form, in order to preserve the status of options that are not exchanged pursuant to the

Offer as incentive stock options, we retain the right to choose whether or not to accept your Eligible Option Grants for exchange. Accordingly, your Eligible Option Grants (and the related stock option agreements) will be automatically cancelled if, and only if, we accept your Eligible Option Grants for exchange. Nevertheless, we intend to accept promptly after the Expiration Date all Eligible Option Grants that are properly submitted to be exchanged and have not been validly withdrawn.

Q39
What is the deadline to elect to participate in the Offer?

A39
You must deliver your Election Form in accordance with its instructions by 12:00 midnight, U.S. Mountain Daylight Time, on the Expiration Date, which is expected to be October 2, 2002. Although we do not currently intend to do so, we may, in our discretion, extend the Offer at any time. If we extend the Offer, we will announce the extension no later than 6:00 a.m., U.S. Mountain Daylight Time, on the next business day following the scheduled or announced Expiration Date.

Q40
Can I change my election? How often?

A40
Yes. You can change your election at any time by either delivering a Notice of Withdrawal or revising and re-delivering your Election Form, each in accordance with its instructions, prior to the Expiration Date. There is no limit to the number of times you can change your election prior to the Expiration Date. However, the last Notice of Withdrawal or Election Form you deliver prior to the Expiration Date will determine your election with respect to the Offer.

Q41
What will happen if I do not turn in my Election Form by the Expiration Date?

A41
If you do not turn in your Election Form by the Expiration Date, you cannot participate in the Offer. Delivery will be deemed made only when your Election Form is actually received by us. No late deliveries will be accepted.

Q42
Will I receive a confirmation of my election or change of election?

A42
Yes. In your Election Form you may elect to provide us with your email address, in which case you will be sent an email confirming your election. The confirmation will confirm your election and will state the number of Replacement Options that we will grant to you on the Replacement Option Grant Date. If you would like to receive a confirmation, it is important that you provide us with your email address. If you do not provide us with your email address, you will not receive confirmation of your election.

Q43
What happens to my Replacement Option if Evolving Systems, Inc. merges or is acquired prior to the Replacement Option Grant Date?

A43
It is possible that, prior to the grant of the new options, Evolving Systems might be acquired by another company. If Evolving Systems is acquired by another company for stock before the new options are granted, any new stock options you receive would be for the purchase of the acquiring company's stock (as opposed to Evolving Systems') based on the exchange ratio in the acquisition, with an exercise price equal to the fair market value of the acquiring company's stock on the grant date of the new options, subject to you meeting the conditions for receiving the new options. If Evolving Systems is acquired by another company solely for cash, the treatment of the options would be similar to a stock acquisition, however the number of shares subject to the new options that you would receive would be based on the number of shares of the acquiring company's stock that you would have been able to purchase if you had received the cash paid to Evolving Systems' stockholders for all of the shares subject to your cancelled options. If Evolving Systems is acquired by another company whose stock is not publicly traded, then any new stock options granted by the private company would likely be exercisable for stock that is not publicly traded which would be difficult to sell. Depending on the structure of the transaction, an acquisition of Evolving Systems could potentially result in a greater financial benefit for those option holders who opted not to participate in this Offer and who instead retained their options. If we were acquired by another company, that company may decide to terminate some or all of our eligible persons before granting new options, which would mean that you would not receive the new option or any other consideration for the options that were cancelled.

Q44
What if I do not accept this Offer?

A44
This Offer is completely voluntary. You do not have to participate, and there are no penalties for electing not to participate in this Offer. However, if you are an employee residing in the United States, you choose not to participate in this Offer and your Eligible Option Grants are incentive stock options, the Offer may modify the status of your incentive stock options. Please consult with your personal tax advisor.

Q45
Where do I go if I have additional questions about this Offer?

A45
Please direct your questions to Anita T. Moseley at atm@evolving.com or at (303) 802-2599 or to Karen Heath at kheath@evolving.com or at (303) 802-2594.

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